Sub-Item 77Q1(d): Copies of Constituent Instruments Defining The
Rights of Shareholders Referred to in Sub-Item 77I

Effective May 20, 2015, the Goldman Sachs Multi-Manager Global Equity Fund and Goldman Sachs Multi-Manager Real Assets Strategy Fund (the Funds) commenced offering Institutional Shares. The terms of the Institutional Shares for the Funds described under Sub-Item 77I are described in Post-Effective Amendment No. 17 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on May 18, 2015 (Accession No. 0001193125-15-191165),
which is incorporated herein by reference.

Effective June 24, 2015, the Multi-Manager International
Equity Fund and Multi-Manager U.S. Dynamic Equity Fund (the Funds)
 commenced offering Institutional Shares. The terms of the Institutional Shares for the Funds described under Sub-Item 77I are described in Post-Effective
Amendment No. 20 to the Registrants Registration Statement
 on Form N-1A, filed with the Securities and Exchange
Commission on June 15, 2015 (Accession No. 0001193125-15-223431).